PROMISSORY NOTE

$15,000,000                                                   New York, New York
                                                              September 28, 1995



     FOR VALUE RECEIVED, the undersigned, COLOR TILE, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of CHEMICAL BANK (the "Lender") at the office of Chemical Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, (i) the principal amount of FIFTEEN MILLION DOLLARS ($15,000,000), and (ii) any interest (as provided herein) accrued and unpaid owing by the Borrower to the Lender on March 31, 1997 or such earlier date upon acceleration of the Borrower's obligations hereunder (the "Maturity Date"). Capitalized terms used but not defined herein are used as defined in the Indenture, dated as of December 15, 1993, between the Borrower and U.S. Trust Company of Texas, N.A. pursuant to which the Borrower issued its 10.75% Senior Notes due 2001 (as amended, supplemented or otherwise modified, the "Indenture").

     1. Interest. The Borrower promises to pay interest on the unpaid principal amount of the loan documented by this Note (the "Loan") (i) from and after the date hereof until the Maturity Date, at the rate of 10.75% per annum and (ii) from and after the Maturity Date (whether by acceleration or otherwise) until all of the Borrower's obligations hereunder shall have been paid in cash in full, at 12.75% per annum. Until the Maturity Date, interest shall be payable on the last day of each March, June, September and December calculated on the basis of a 365 (or 366 as the case may be) day year for the actual days elapsed. From and after the Maturity Date, interest shall be payable on demand.

     2. Payments and Computations. The Borrower shall make each payment of principal and interest hereunder without set-off or counterclaim not later than 1:00 p.m. (New York City time) on the day when due in United States dollars to the Lender at Chemical Bank, 270 Park Avenue, New York, NY 10017 in same day funds. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.


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     3. Prepayments. The obligations evidenced by this Note shall not be prepaid in whole or in part prior to the Maturity Date, except as provided in Section 6 and 7 hereof.

     4. Representations and Warranties. The Borrower represents and warrants as follows, provided that no representation or warranty contained in this Note or any document delivered in connection herewith shall be deemed to be untrue or incorrect in any material respect and no Default or Event of Default shall be deemed to occur or have occurred or be continuing as a result of the existence or continued existence of the matters set forth on Schedule I hereto:

     (a) Financial Condition Financial Condition. The consolidated balance sheets of the Borrower and its consolidated subsidiaries (as listed on Schedule I hereto, the "Subsidiaries") as at December 30, 1994 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Coopers & Lybrand, copies of which have heretofore been furnished to the Lender, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at June 30, 1995 and the related unaudited consolidated statements of income and of cash flows for the periods ended on such date, certified by the chief financial officer or controller of the Borrower, copies of which have heretofore been furnished to the Lender, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or such officer, as the case may be, and as disclosed therein). Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material contingent obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any material interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from December 30, 1994 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at December 30, 1994.

     (b) Corporate Existence; Compliance with Law Corporate Existence; Compliance with Law. The Borrower and each of its Subsidiaries (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation, (b) has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to use its corporate name and to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole, (c) is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure so to qualify would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole, and (d) is in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any governmental authority or instrumentality, domestic or foreign, except where noncompliance would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole. The Borrower has not received any written communication from a governmental authority that alleges that the Borrower or any of its Subsidiaries is not in compliance, in all material respects, with all material federal, state, local or foreign laws, ordinances, rules and regulations.

     (c) Corporate Power; Authorization Corporate Power; Authorization. The Borrower has corporate power and authority to make, deliver and perform this Note. The Borrower has taken all necessary corporate action to authorize the execution, delivery and performance of this Note and the Borrower has taken all necessary corporate action to authorize the borrowings hereunder. No consent or authorization of, or filing with, any Person (including, without limitation, any governmental authority) is required in connection with the execution, delivery or performance by the Borrower, or for the validity or enforceability against the Borrower, of this Note except for consents, authorizations and filings which have been obtained or made and are in full force and effect and except such consents, authorizations and filings, the failure to obtain or perform (x) which would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Borrower and (y) which would not adversely affect the validity or enforceability of this Note or the rights or remedies of the Lender hereunder.

     (d) Enforceable Obligations Enforceable Obligations. This Note has been duly executed and delivered on behalf of the Borrower and constitutes the legal, valid and binding obligation of the Borrower, and is enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     (e) No Legal Bar No Legal Bar. The execution, delivery and performance of this Note, the use of the proceeds of this Note and the transactions contemplated by or in respect of such use of proceeds will not violate any requirement of law or any contractual obligation applicable to or binding upon the Borrower or any Subsidiary of the Borrower or any of their respective properties or assets, in any manner which, individually or in the aggregate, (i) would have a material adverse effect on the ability of the Borrower to perform its obligations under this Note, (ii) would give rise to any liability on the part of the Lender, or (iii) would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole, and will not result in the creation or imposition of any Lien on any of its properties or assets pursuant to any requirement of law applicable to it, as the case may be, or any of its contractual obligations.

     (f) No Material Litigation No Material Litigation. No litigation by, investigation known to the Borrower by, or proceeding of, any governmental authority is pending against the Borrower or any of its Subsidiaries with respect to the validity, binding effect or enforceability of this Note or the use of proceeds thereof. No lawsuits, claims, proceedings or investigations pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower or any of its properties, assets, operations or businesses, in which there is a probability of an adverse determination, is reasonably likely, if adversely decided, to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole.

     (g) Investment Company Act Investment Company Act. Neither the Borrower nor any Subsidiary of the Borrower is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

     (h) Federal Regulation Federal Regulation. No part of the proceeds of this Note will be used for any purpose which violates the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System. Neither the Borrower nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under said Regulation U.

     (i) No Default No Default. Except as disclosed in writing to the Lender on or before the date hereof, the Borrower and each of its Subsidiaries have performed all material obligations required to be performed by them under their respective contractual obligations and they are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder, except to the extent that such breach or default would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole. Neither the Borrower nor any Subsidiary is in default under any material judgment, order or decree of any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, applicable to it or any of its respective properties, assets, operations or business, except to the extent that any such defaults would not, in the aggregate, have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole.

     (j) Taxes Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all material tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); except for Permitted Liens, no tax Lien has been filed, and, to the knowledge of the Borrower, no written claim is being asserted, with respect to any such tax, fee or other charge.

     5. Conditions Precedent. The obligation of the Lender to make the Loan is subject to the satisfaction or waiver by the Lender of the following conditions:

     (a) Note. The Lender shall have received an original copy of this Note duly executed and delivered by a duly authorized officer of the Borrower.

     (b) Legal Opinion. The Lender shall have received, dated the date hereof and addressed to the Lender, an opinion of Gibson, Dunn & Crutcher, counsel to the Borrower, in form and substance reasonably satisfactory to the Lender.

     (c) Closing Certificate. The Lender shall have received a Closing Certificate of the Borrower dated the date hereof, with appropriate insertions and attachments, in form and substance reasonably satisfactory to the Lender and its counsel, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

     (d) Amendment. The Lender shall have received evidence satisfactory to it that all conditions precedent to the effectiveness of the Fifth Amendment, dated as of September 19, 1995, to the Senior Credit Agreement shall have occurred.

     (e) Invifin Loans. The $15,000,000 aggregate principal amount of (plus all accrued and unpaid interest on) the loans made by Invifin S.A. to the Borrower pursuant to the Credit Agreement dated as of June 12, 1995 and the Credit
Agreement dated as of May 19, 1995, shall have been extinguished for no additional consideration (other than the recording of an additional capital contribution).

     (f) Contribution. There shall have been contributed to the capital of the Borrower at least $14,250,000 in cash from the issuance of equity of Color Tile Holdings, Inc. (in addition to the transaction referred to in clause (e) of this Section 5).

     6. Incorporated Provisions. (a) Covenants. Sections 3.5, 3.7, 3.11(b) (the first sentence thereof only), 3.16, 8.1, 8.2 and 8.3 of the Indenture in their entirety are incorporated herein by reference as if fully set forth herein, subject to the following modifications:

     (i) References to the "Issuer" shall be deemed to be references to the Borrower hereunder.

     (ii)References to the "Securities" shall be deemed to be references to this Note.

     (iii) References to the "Trustee" or "Holders of Securities" shall be deemed references to the Lender hereunder.

     (iv) References to the "Indenture" shall be deemed to be references to this Note.

     (v) The words "April 1 in each year (beginning with April 1, 1994)" appearing in Section 3.5 shall be deleted and replaced with the words "within 45 days after the end of each fiscal quarter of the Issuer."

     (vi) Section 3.11(b) shall be deemed to be amended by (A) deleting the words "180 days" and "may apply" in the first sentence thereof and by substituting therefor the words "five Business Days" and "shall apply", respectively, (B) inserting the phrase "(other than Asset Sales the Net Proceeds of which are not otherwise required to be applied to prepay obligations outstanding under the Senior Credit Agreement)" after the words "Asset Sale" in the first sentence thereof (C) inserting the word "first," after the "(i)", (D) inserting the words "under the Senior Credit Agreement" after the words "Senior Indebtedness" in clause (i), and (E) deleting all of clause (ii) thereof and the word "or" immediately preceding said clause (ii) and substituting therefor the following:

     "and (ii) second, offer to repay in full (or repay such lesser amount to the extent such Net Cash Proceeds are insufficient for payment in full) Senior Indebtedness under this Note, provided that the offer shall remain open for at least five Business Days after written notice to the Lender, and provided further, that the Lender may decline such offer of prepayment in its sole discretion."

     (b) Events of Default. If (i) any of the events set forth in clauses (a) through (h) of Section 4.1 of the Indenture shall occur and be continuing (without giving effect to any waiver thereof under the Indenture), (ii) so long as Chemical Bank or any of its Affiliates is the holder of this Note, if any "Event of Default" (as defined in the Senior Credit Agreement) shall be continuing or (iii) (A) the Borrower shall fail to (x) pay any principal of this Note when due in accordance with the terms hereof or (y) pay any interest on this Note or any other amount payable hereunder within five days after any such interest or other amount becomes due in accordance with the terms hereof or (B) any representation or warranty made in this Note shall prove to have been incorrect in any material respect on or as of the date made, then, and in any such event (any such event under clauses (i), (ii) or (iii), an "Event of Default"), the Lender may, by notice to the Borrower, declare this Note, all interest thereon and all other amounts payable under this Note to be forthwith due and payable, whereupon this Note, all such interest and all amounts shall become and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, upon the occurrence of an Event of Default under subsection (g) or (h) of Section 4.1 of the Indenture, this Note, all such interest and all other amounts payable under this Note shall automatically become due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

     (c) References in this Note to the Indenture (and the terms and provisions thereof) shall mean (i) so long as Chemical Bank shall remain the holder of this Note, the Indenture (and such terms and provisions) as in effect on the date hereof and (ii) thereafter, as the Indenture (and such terms and provisions) may be amended, supplemented or otherwise modified in accordance with the terms thereof.

     7. DISCHARGE OR REDEMPTION UNDER INDENTURE

     Prior to the exercise of any right to discharge its obligations under the Indenture, or redeem the Securities outstanding thereunder, in accordance with
Article IX or XI thereof, as the case may be, the Borrower shall provide written notice to the Lender of the Borrower's offer (which offer shall remain open for at least five Business Days) to repay in full its obligations under this Note, which offer the Lender may decline to accept in its sole discretion.

     8. MISCELLANEOUS MISCELLANEOUS

     (a) Amendments and Waivers Amendments and Waivers. The Borrower and the Lender may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding or waiving any provisions hereto, provided that, unless the Required Banks (as defined in the Senior Credit Agreement) otherwise agree, no such amendment, supplement or waiver shall (i) increase the interest rate under this Note, (ii) provide for any covenant or event of default which is more restrictive than those contained in the Senior Credit Agreement or (iii) shorten the stated maturity of this Note to a date earlier than the date of the next scheduled amortization payment under the Senior Credit Agreement (currently March 31, 1997). The agreement contained in the proviso to the immediately preceding sentence is expressly made for the benefit of, and may be enforced by, the Banks (as defined in the Senior Credit Agreement).

     (b) Notices Notices. All notices, requests and demands to or upon the Borrower or the Lender to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when sent, confirmation of receipt received, addressed as follows or to such other address as may be hereafter notified by the parties hereto and any future holder of this Note:

                  The Borrower:             Color Tile, Inc.
                                            515 Houston Street
                                            Fort Worth, Texas  76102-3933
                                            Attention:  President
                                            Telecopy:  (817) 870-9672

                  With a copy to:           Gibson, Dunn & Crutcher
                                            200 Park Avenue
                                            New York, New York  10166
                                            Attention:  Charles K. Marquis, Esq.
                                            Telecopy:  (212) 351-4035

                  The Lender:               Chemical Bank
                                            270 Park Avenue
                                            New York, New York  10017
                                            Attention:  Mary Ellen Egbert
                                            Telecopy:  (212) 661-8396

                  With a copy to:           Simpson Thacher & Bartlett
                                            425 Lexington Avenue
                                            New York, New York  10017
                                            Attention:  Steven Fuhrman, Esq.
                                            Telecopy:  (212) 455-2502

     (c) No Waiver; Cumulative Remedies No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     (d) Survival of Representations and Warranties Survival of Representations and Warranties. All representations and warranties made hereunder or in

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


connection herewith shall survive the execution and delivery of this Note.

     (e) Payment of Expenses and Taxes Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Lender for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, administration and execution of, and any amendment, supplement or modification to, this Note and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Lender, (b) to pay or reimburse the Lender for all its costs and expenses incurred in connection with, and to pay, indemnify, and hold the Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever arising out of or in connection with, the consummation of the transactions contemplated hereby and the enforcement or preservation of any rights under this Note and any other documents prepared in connection herewith, including, without limitation, reasonable fees and disbursements of counsel to the Lender incurred in connection with the foregoing and in connection with advising the Lender with respect to its rights and responsibilities under this Note and any documentation relating hereto, and (c) to pay, indemnify, and hold the Lender and their respective officers and directors harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel) which may be incurred by or asserted against the Lender (x) arising out of or in connection with any investigation, litigation or proceeding related to this Note and the transactions contemplated hereby, whether or not the Lender is a party thereto, or (y) without limiting the generality of the foregoing by reason of or in connection with the execution and delivery or transfer of, or payment or failure to make payments under, this Note (all the foregoing, collectively, the "indemnified liabilities"), provided that the Borrower shall have no obligation hereunder with respect to indemnified liabilities of the Lender or any of its officers and directors arising from (i) the gross negligence or willful misconduct of the Lender or its directors or officers, (ii) legal proceedings commenced against the Lender by any security holder or creditor of the Lender arising out of or based upon rights afforded any such security holder or creditor in its capacity as such or (iii) legal proceedings commenced against the Lender by any transferee of all or a portion of this Note relating to such transfer.

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


     (f) Successors and Assigns. Successors and Assigns. (i) This Note shall be binding upon and inure to the benefit of the Borrower, the Lender, all future holders of this Note, and their respective successors, except that the Borrower may not transfer any of its rights or obligations under this Note without the prior written consent of the Lender.

     (ii) The Lender may, in its sole discretion, sell all or any portion of this Note to any other Person, provided that any sale of a portion of this Note shall be in an aggregate amount equal to at least $5,000,000 (or an integral multiple of $100,000 in excess thereof). On or prior to such sale, the Borrower, at its own expense, shall execute and deliver to the Lender in exchange for the surrendered Note a new Note to the order of such purchasing Lender in an amount equal to the portion of this Note assumed by it and, if the Lender has retained any portion of this Note, a new Note to the order of the Lender in an amount equal to the portion of this Note retained by it. Such new Note shall be dated the date hereof and shall otherwise be in the form of the Note replaced thereby. The Note surrendered by the Lender shall be returned by the Lender to the Borrower marked "cancelled".

     (g) Severability. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     (h) Set-off. Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law to set-off and apply any indebtedness at any time owing by the Lender (other than in its capacity as Agent (as defined in the Senior Credit Agreement)) to or for the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Note, whether or not the Lender shall have made any demand under this Note and although such obligation may be unmatured. The Lender agrees promptly to notify the Borrower after any such set-off, provided, that failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

     (i) Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

     (i) submits for itself and its property in any legal action or proceeding relating to this Note, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

     (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower or at such other address of which the Lender shall have been notified pursuant hereto;

     (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

     (v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

     (j) WAIVERS OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE AND FOR ANY COUNTERCLAIM THEREIN.

     (k) THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                           COLOR TILE, INC.



                                            By:  /s/ Bart A. Brown, Jr.

                                            Name:  Bart A. Brown, Jr.

                                            Title: Chief Executive Officer
                                                   and President

                                   SCHEDULE I


     Terms used herein and not otherwise defined are used herein as defined in the Credit Agreement dated as of November 27, 1991 between the Borrower, the lenders party thereto and Chemical Bank, as agent (as amended, supplemented or otherwise modified to date, the "Credit Agreement").

     1. The Borrower and its Subsidiaries receive from time to time notices of investigations and related proceedings by governmental agencies relating to product advertisements by the Borrower or a Subsidiary, their respective consumer sales and franchise arrangements. The Borrower is currently the subject of two such investigations brought in late 1993 and early 1994 by district attorneys in California with respect to alleged false comparative advertising and perpetual sales. The complaints requested injunctive and monetary relief of approximately $500,000 in the aggregate. The Borrower is currently in the process of negotiating a settlement of both proceedings.

     2. The Borrower is currently a defendant in Cassandra Stevenson v. Color Tile, Inc., filed in 1991, in which it is alleged that the Borrower illegally discriminated against a female, minority employee with respect to promotions. No amount of damages was claimed in the complaint other than that necessary for the jurisdiction of the applicable court. The matter has not reached the discovery stage, which has been delayed pending resolution of the plaintiff's request to certify as a class all current and former employees and applicants for employment at the Borrower. The certification request alleges that the Borrower illegally discriminated against female and minority employees in hiring, firing and promotions. The court held hearings with respect to certification in January, 1995 but has not ruled on the issue. The Borrower intends to immediately appeal any class certification.

     3. The Borrower and Color Tile Franchising, Inc. are currently defendants in a civil case of Gregory J. Zinkel, Spectrum International, Inc., Estus R. Alexander, Bruce Alden, Terratex Corporation, Roger M. Clark, Kathleen P. Clark, Paris D. Colorado, Texas Roan, Inc., Lyle P. Hale, Cheryl Hale, Bruce E. Pesola, Walter S. Rutherford, Yavapai Remodeling, LLC, Avery A. Shaw, Connie M. Shaw, Daniel J. Turner, Lucille K. Turner, Two Guys From Duluth, Inc., Delta Carpet & Tile, Inc., and W. Peter von Hohenberg v. Color Tile, Inc. and Color Tile
Franchising, Inc. (Case No. 95-CV-72124), filed in the United States District Court for the Eastern District of Michigan, Southern Division, on May 25, 1995. In this action fifteen former franchisees and other parties alleged, among other things, RICO, fraud and misrepresentation, use of a contract that is void and unenforceable due to its being an adhesion and/or unconscionable contract and entered into by fraudulent inducement, breach of covenant of good faith and fair dealing, breach of contract, breach of fiduciary duty and conversion, tortious interference with a business relationship and/or contract and violation of Michigan franchise law, and requested rescission of their respective franchise agreement, the return of all payments and repayment for all equipment or property purchased. The Borrower believes that the complaint is without merit and was filed in retaliation for the Borrower's suits against certain of the franchisees for breach of the franchise agreements, trademark infringement and non-payment of rents and royalties.

     4. Individual store locations or portions thereof are the subject of governmental takings actions from time to time. Currently Store No. 9138 in El Cajon, California is the subject of a governmental condemnation proceeding that will prevent the Borrower from utilizing such real property.

     5. During a 1994 conversion from a main-frame type computer system to another system, certain financial and operational information relating to the Borrower and its Subsidiaries was incorrectly captured or recorded. This conversion failure affected information relating to the period from June 1994 to December 1994. The Borrower has reconstructed and reconciled its accounts, and an unqualified opinion letter was delivered to the Borrower by its auditors with respect to the Borrower's financial statements for the fiscal year ended January 1, 1995. However, the Borrower continues to dedicate significant resources to resolve systems deficiencies, to review account status and to enhance controls and reporting procedures that were negatively impacted by the 1994 systems conversion.

     6. The filing by the Borrower and its Subsidiaries of consolidated tax returns with Color Tile Holdings, Inc. may contravene indentures pursuant to which certain industrial revenue bonds were issued on behalf of the Borrower.

     7. The failure by the Borrower to timely deliver to the Agent certain Collateral, which failure has been cured by the Borrower.

     8. The failure by the Borrower to timely notify the Agent of the filing of certain intellectual property with the United States Patent and Trademark Office, which failure has been cured by the Borrower.

     9. The execution, delivery and performance of the receivables purchase agreements between the Borrower and First Interstate Bank of Texas, N.A., to the extent the agreements could have been construed to be inconsistent with the requirements of the Credit Agreement.

     10. The adverse change in the financial condition of the Borrower and its Subsidiaries insofar as such change may relate to covenants under Contractual Obligations of the Borrower and the Subsidiaries.

     11. The Borrower and its Subsidiaries have delayed payment on certain Contractual Obligations and Indebtedness and trade payables of the Borrower.

     12. The failure by the Borrower to timely deliver certain information, certificates and notices (including financial statements, certificates and notices required to be delivered prior to the date hereof pursuant to Subsections 8.1, 8.2 and 8.7 of the Credit Agreement), which failure has been cured by the Borrower.

     13. The provision of consulting services by Perry Odak, to the extent he might be construed to be an affiliate.

                                   Schedule II


                            Consolidated Subsidiaries



1.       American Blind and Wallpaper Factory, Inc.

2.       Color Tile Franchising, Inc.

3.       Color Tile Manufacturing, Inc.

4.       C. Tile Transportation, Inc.